Epoch Announces Strategic Relationship with New York Life Investments

NEW YORK-- July 9, 2009 – Epoch Holding Corporation (Nasdaq: EPHC) today announced that its wholly owned subsidiary, Epoch Investment Partners, Inc. ("Epoch" or the "Company"), a leading investment manager and investment adviser, has entered into a strategic relationship with New York Life Investments*, whereby the MainStay Group of Funds will adopt Epoch’s current family of mutual funds (“the Epoch Funds”), subject to the Epoch Funds’ shareholder approval.

The proposed transaction has been approved by the Board of Directors of the Epoch Funds. Epoch will continue to be responsible for the day-to-day investment management of the funds through a sub-advisory relationship, while MainStay Investments (“MainStay”), the retail distribution arm of New York Life Investments, will be responsible for the distribution and administration of the funds.  Upon approval by the shareholders of each of the Epoch Funds, each fund will be co-branded as a “MainStay Epoch” fund.  The four existing Epoch Funds currently have approximately $750 million in assets under management.

In addition, MainStay will become the primary distributor for Epoch’s separately managed account (SMA) business.

“We are delighted with this partnership and excited about the opportunities it presents,” said William W. Priest, Chief Executive Officer of Epoch. “New York Life Investments is a well-respected firm that will further extend the distribution of our investment capabilities to a broader investment audience, specifically the retail and retirement markets.  The scale that New York Life Investments provides will help ensure that our fund shareholders will continue to be well served.”

Upon adoption, the Epoch Funds, which are currently available on many mutual fund platforms, will be available through these same platforms under the new brand.

About Epoch Holding Corporation
Epoch Holding Corporation conducts its operations through Epoch Investment Partners, Inc., a wholly-owned subsidiary and a registered investment adviser under the Investment Advisers Act of 1940, as amended. Investment management and investment advisory services are the Company's sole line of business. Headquartered in New York, the Company's current product offerings include U.S. Large Cap Value; U.S. Small Cap Value; U.S. SMID Cap Value; U.S. All Cap Value; Global Small Cap; Global Absolute Return; Global Equity Shareholder Yield; Global All Cap; and International Small Cap.

For more information about Epoch contact Phil Clark at Epoch Investment Partners, Inc. 212-303-7210, pclark@eipny.com or visit Epoch's website at www.eipny.com.

About MainStay Investments
MainStay Investments is the retail distribution arm of New York Life Investments, with over $233 billion in assets under management.

Please call 1-800-MAINSTAY (1-800-624-6782) for MainStay Funds prospectuses. Please consider the investment objectives, risks, and charges and expenses of the investment carefully before investing. The prospectus contains this and other information about the investment company. Please read it carefully before you invest.

Securities distributed by NYLIFE Distributors LLC, 169 Lackawanna Ave., Parsippany, NJ 07054.

*"New York Life Investments" is a service mark used by New York Life Investment Management Holdings LLC and its subsidiary, New York Life Investment Management LLC.

Safe Harbor Statement:

This press release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company undertakes no duty to update its forward-looking statements, including its earnings outlook.

Media Contact:
Phil Clark, 212-303-7210, pclark@eipny.com